UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2022

Argo Group International Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2022, each of Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo International Holdings Limited (“AIH”) and Argo Underwriting Agency Limited (collectively, the “Borrowers”) entered into Amendment No. 3 to the Credit Agreement (“Amendment No. 3”), with JPMorgan Chase Bank, N.A., individually as a lender and as the administrative agent, and the other lender parties signatory thereto, which amends the existing Credit Agreement, dated as of November 2, 2018, as amended (the “Credit Agreement”), among the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and as a lender, and the other lenders party thereto.

Pursuant to Amendment No. 3, Goldman Sachs Bank USA was added as a lender to the Credit Agreement and the Lenders’ Revolving Commitments were increased from $200 million to $220 million pursuant to, and in accordance with Section 2.09(d) of the Credit Agreement. Amendment No. 3 also updated the minimum Tangible Net Worth requirement.

Amendment No. 3 permits the sale of Argo Underwriting Agency Limited (“AUA”) and its subsidiaries in accordance with the Share Purchase Agreement, dated as of September 8, 2022, between AIH, as seller thereunder, and Ohio Farmers Insurance Company, as buyer thereunder. Amendment No. 3 also removes AIH and AUA as Borrowers under the Credit Agreement upon the completion of such sale.

Amendment No. 3 also updates the benchmark provisions to replace LIBOR with Term SOFR as a reference rate for purposes of calculating interest under the Credit Agreement.

All capitalized terms in this Item 1.01, unless defined herein, have the meanings assigned to them in Amendment No. 3 or the Credit Agreement. The foregoing summary of Amendment No. 3 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 3, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit

10.1	Amendment No. 3 to the Credit Agreement, dated December 20, 2022, by and among Argo Group International Holdings, Ltd., Argo Group U.S., Inc., Argo International Holdings Limited and Argo Underwriting Agency Limited, as Borrowers, and JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and the other financial institutions signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2022	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer